Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 24, 2026 in Amendment No. 1 to the Registration Statement (Form S-4/A) and related Prospectus of Fulcrum Therapeutics, Inc. dated October 8, 2026.

/s/ Ernst & Young LLP

Boston, Massachusetts

October 8, 2026